Exhibit 99.1

ProAssurance Unveils New Brand Initiative and Logo

BIRMINGHAM, Ala.--(BUSINESS WIRE)--ProAssurance Corporation (NYSE: PRA) is literally and figuratively turning a new page in its history today. The company is renewing its bold promise as it unveils a new logo, and a new themeline, “Treated Fairly.”

“‘Treated Fairly’ is the most important part of our new identity—it’s the explicit promise of our brand,” said ProAssurance Chief Executive Officer, Stan Starnes. He continued, “With our new identity we are making a public pledge that all of our actions will deliver fair treatment, informed by the core values that guide our organization: integrity, respect, doctor involvement, collaboration, communication, and enthusiasm. These values, along with our enduring commitment to financial strength, the unfettered defense of non-meritorious claims and the prompt, fair settlement of those claims with merit, have been at the heart of our existence since our founding by a dedicated group of physicians over 30 years ago. While we have always been focused on these ideals, our recent year-long, in-depth study identified areas in which we can improve. We recognize that we may not agree on every outcome, but we are committed to ensuring everyone touched by our organization is ‘Treated Fairly.’”

Along with its new theme, ProAssurance will be represented by a new logo that symbolizes our commitment to “Treated Fairly.” The curling green logo implies the action of revelation to those with whom we deal. It shows that ProAssurance is revealing a brighter side, one that signifies being treated in a fair, open and positive way that will differentiate us from the competition.

ProAssurance will be building on its brand over the next few months, but the company has already been at work with the transformation of its customer service with employee training and an emphasis on collaboration. “It really is the dawn of a new era here at ProAssurance. I am incredibly excited about the opportunity we have identified to differentiate our Company,” said Starnes.

As part of strengthening its brand, ProAssurance is undertaking a renaming and realignment of its insurance subsidiaries. “All of our subsidiaries will soon bear the name ProAssurance,” explained President Victor Adamo. He said, “We think our new emphasis on “Treated Fairly” will transform us and bring new respect and admiration to the name ProAssurance. We want our insurance subsidiaries to share in that differentiation.”

About ProAssurance

ProAssurance Corporation is the nation's fifth largest writer of medical professional liability insurance and is growing its legal professional liability business. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past two years.

Caution Regarding Forward-Looking Statements

Any statements in this News Release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

Forward-looking statements relating to our business include, among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

These forward-looking statements highlight significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

  general economic conditions, either nationally or in our market area, that are different than anticipated;
  regulatory and legislative actions or decisions that adversely affect our business plans or operations;
  inflation, particularly in loss costs trends;
  changes in the interest rate environment;
  performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
  changes in laws or government regulations affecting medical professional liability insurance;
  changes to our ratings assigned by rating agencies;
  the effects of changes in the health care delivery system;
  uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;
  the results of litigation, including pre-or-post-trial motions, trials and/or appeals we undertake;
  bad faith litigation which may arise from our handling of any particular claim, including failure to settle;
  changes in competition among insurance providers and related pricing weaknesses in some markets;
  loss of independent agents;
  our ability to purchase reinsurance and collect payments from our reinsurers;
  increases in guaranty fund assessments;
  our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
  the expected benefits from acquisitions may not be achieved or may be delayed longer than expected due to, among other reasons, business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities;
  changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board;
  changes in our organization, compensation and benefit plans; and
  our ability to recruit and retain senior management.

Investors should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

Editors: Copies of the new ProAssurance logo are available for download at www.proassurance.com/public/newlogos.aspx. This link will expire on October 17, 2008.

CONTACT:
ProAssurance Corporation
Frank B. O’Neil, 800-282-6242 or 205-877-4461
Sr. Vice President, Corporate Communications &
Investor Relations
foneil@ProAssurance.com